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                                                                 EX - 99.8(g)(v)

             FIFTH AMENDMENT TO TARGET FUNDS PARTICIPATION AGREEMENT
               (FOR PRODUCTS SOLD THROUGH W&R DISTRIBUTION SYSTEM)

     This Fifth Amendment (the "Amendment") is entered into this 14th day of April, 2008, by and among Minnesota Life Insurance Company ("Company"), Waddell & Reed, Inc. ("W&R"), and W&R Target Funds, Inc. (the "Funds").

     WHEREAS, the Target Funds Participation Agreement (for products sold through W&R Distribution System) ("Agreement") is intended to apply to private-label products issued by Company for distribution by W&R or affiliates of W&R which are named parties to the Agreement; and

     WHEREAS, Company has created an individual, variable universal life insurance ("VUL") product, as a private-label product for distribution by W&R which will include some or all of the Funds; and

     WHEREAS, the fees and other compensation for the private-label VUL product differ from the fees or other compensation for the private-label variable annuity so the parties desire to revise Exhibit C in its entirety;

     NOW, THEREFORE, the parties agree as follows:

          1. All references throughout the Agreement to "NASD" or "National Association of Securities Dealers, Inc." shall going forward be references to its successor entity "FINRA" or "Financial Industry Regulatory Authority" respectively.

          2. Section 1 of the Agreement shall be deleted and replaced with the following:

               a. "The scope of this Agreement is limited to inclusion of the Funds in variable annuity and variable life contracts which are private label products issued by Company and sold through W&R and/or its affiliates named in this Agreement."

          3. The first paragraph of Section 4 of the Agreement shall be deleted and replaced with the following:

               a. "All expenses incident to the performance by W&R and/or the Funds under this Agreement shall be paid by W&R and/or the Funds as applicable. W&R shall pay fees or other compensation to the Company under this Agreement as provided on Exhibit C. W&R's obligation to pay compensation or fees as provided in Exhibit C shall survive termination of this Agreement."

     4. Exhibit C is deleted and replaced in its entirety by the Exhibit C attached to this Fifth Amendment.

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     IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

MINNESOTA LIFE INSURANCE COMPANY


By:  Bruce P. Shay
     -------------------------------
Its: Senior Vice President

WADDELL & REED, INC.


By:
     _______________________________
Its:
     _______________________________

W&R TARGET FUNDS, INC.


By:
     _______________________________
Its:
     _______________________________

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                                    EXHIBIT C
                           (as amended April 14, 2008)

     I.   Fees or Other Compensation for Variable Annuities

          (a) Compensation described in this Exhibit C shall apply to all assets invested in the Funds in connection with variable annuities (hereinafter the "Aggregated Assets").

          (b) Each month, W&R shall calculate and pay to Company a fee that shall be equal to twenty-five (25) basis points, on an annualized basis, of the average daily account value of the Aggregated Assets (including any seed money provided by Company or any of its affiliates). If any portion of the fee is attributable to 12b-1 fees, W&R may, at its option, pay such portion of the fee to the underwriter of the variable annuity contracts.

          (c) If there is a reduction in 12b-1 fees, either due to a change in the law or due to a change in the amount of 12b-1 fees paid by the Fund(s), such reduction in 12b-1 fees shall not reduce the amount of the fee owed by W&R pursuant to paragraph (b) above.

     II.  Fees or Other Compensation for Variable Universal Life Insurance
          Policies

          (a) Compensation described in this Exhibit C shall apply to all assets invested in the Funds in connection with the policies (hereinafter the "VUL Aggregated Assets").

          (b) Each month, W&R shall calculate and pay to Company a fee that shall be equal to forty-five (45) basis points, on an annualized basis, of the average daily account value of the VUL Aggregated Assets (including any seed money provided by Company or any of its affiliates). If any portion of a Fund's fee is attributable to 12b-1 fees, W&R may, at its option, pay such portion of the fee to the underwriter of the VUL policies.

          (c) If there is a reduction in 12b-1 fees, either due to a change in the law or due to a change in the amount of 12b-1 fees paid by the Fund(s), such reduction in 12b-1 fees shall not reduce the amount of the fee owed by W&R pursuant to paragraph (b) above.